Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2015 Second Quarter Operating Results
MIDLAND, MI, July 21, 2015 -- Chemical Financial Corporation (the "Corporation") (NASDAQ:CHFC) today announced 2015 second quarter net income of $19.0 million, or $0.54 per diluted share, compared to 2014 second quarter net income of $16.2 million, or $0.54 per diluted share, and 2015 first quarter net income of $17.8 million, or $0.54 per diluted share. Net income was $36.9 million, or $1.08 per diluted share, for the six months ended June 30, 2015, compared to $30.0 million, or $1.00 per diluted share, for the six months ended June 30, 2014.
“Strong second quarter organic loan growth and the combined impact of our three recent acquisitions drove a healthy improvement in core earnings performance over 2014’s second quarter, although the impact on reported net income was partially offset by nonrecurring transaction-related expenses. The organic loan growth was broad based across loan categories and geographical regions of our expanding franchise, and we believe it bodes well for further portfolio expansion as the year progresses,” noted David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation. “Our capital ratios remain solid, and credit quality continues to improve, with our ratio of nonperforming loans to total loans at June 30, 2015 falling to 1.01%, the lowest since year-end 2006.”
"With the closing of the two transactions during the quarter, coupled with the Northwestern transaction last fall, we are very excited and proud to welcome all employees and customers to Chemical Bank. We look forward with great enthusiasm to continuing to grow our market share in these important regions. We also will continue to selectively pursue acquisitive growth opportunities, but remain primarily focused on capitalizing on increasing loan and deposit demand as the Michigan communities, businesses and consumers we serve benefit from improving economic conditions," added Ramaker.
Excluding nonrecurring transaction-related expenses, net income in the second quarter of 2015 was $21.7 million, or $0.61 per diluted share, compared to $16.7 million, or $0.55 per diluted share, in the second quarter of 2014 and $18.7 million, or $0.57 per diluted share, in the first quarter of 2015. On a year-to-date basis, excluding nonrecurring transaction-related expenses, net income was $40.4 million, or $1.18 per diluted share, in 2015, compared to $30.7 million, or $1.02 per diluted share, during the first six months of 2014. The double digit percentage increases in earnings per share, excluding nonrecurring transaction-related expenses, for the three and six month periods ended June 30, 2015, compared to the same periods for the prior year, were primarily driven by organic loan growth over the last twelve months which resulted in higher net interest income, and incremental earnings from the all cash Northwestern Bancorp, Inc. ("Northwestern") transaction that closed in the fourth quarter of 2014. The increase in earnings per share in the second quarter of 2015, compared to the first quarter of 2015, was primarily attributable to increases in net interest income and noninterest income from the legacy operations of Chemical Bank.
As previously reported, the Corporation completed its acquisitions of Lake Michigan Financial Corporation ("Lake Michigan"), parent company of The Bank of Holland and The Bank of Northern Michigan, on May 31, 2015 and Monarch Community Bancorp, Inc. ("Monarch"), parent company of Monarch Community Bank, on April 1, 2015. Accordingly, the results of Lake Michigan's and Monarch's operations are included in the Corporation's operations since the respective acquisition dates. The Bank of Holland and The Bank of Northern Michigan will be operated as separate subsidiaries of the Corporation until their planned consolidation with and into Chemical Bank in the fourth quarter of 2015. Monarch Community Bank was consolidated with and into Chemical Bank during the second quarter of 2015. The acquisition of Lake Michigan resulted in increases in the Corporation's total assets of $1.24 billion, total loans of $986 million, total deposits of $925 million, and goodwill of $101 million. The acquisition of Monarch resulted in increases in the Corporation's total assets of $183 million, total loans of $122 million, total deposits of $144 million, and goodwill of $5 million.

Nonrecurring transaction-related expenses attributable to the Lake Michigan and Monarch acquisitions were $3.5 million and $4.8 million for the three and six months ended June 30, 2015, respectively, while nonrecurring transaction-related expenses attributable to the October 31, 2014 acquisition of Northwestern were $0.6 million and $1.0 million for the three and six months ended June 30, 2014. The Corporation expects to incur approximately $3.0 million of additional nonrecurring transaction-related expenses in the second half of 2015.
Net income, excluding nonrecurring transaction-related expenses, in the second quarter of 2015 was higher than the second quarter of 2014 due to a combination of higher net interest income and higher noninterest income, which were partially offset by higher operating expenses. The increases in each of these components of net income were due, in part, to the Lake Michigan, Monarch and Northwestern transactions. Net income, excluding nonrecurring transaction-related expenses, in the second quarter of 2015 was higher than the first quarter of 2015 due also, in part, to incremental net income resulting from the Lake Michigan and Monarch transactions.
The Corporation's return on average assets was 0.94% during the second quarter of 2015, compared to 1.04% in the second quarter of 2014 and 0.98% in the first quarter of 2015. The Corporation's return on average shareholders' equity was 8.6% in the second quarter of 2015, compared to 9.1% in the second quarter of 2014 and 9.0% in the first quarter of 2015. Nonrecurring transaction-related expenses in the second quarter of 2015 reduced the Corporation's return on average assets by 13 basis points and return on average shareholders' equity by 121 basis points.
Net interest income was $65.7 million in the second quarter of 2015, $14.3 million, or 28%, higher than the second quarter of 2014 and $6.6 million, or 11%, higher than the first quarter of 2015. The increase in net interest income in the second quarter of 2015 over the second quarter of 2014 was largely attributable to the positive impact of organic loan growth and the impact of loans acquired in the Lake Michigan, Monarch and Northwestern transactions. The increase in net interest income in the second quarter of 2015 over the first quarter of 2015 was primarily attributable to the incremental benefit of the Lake Michigan and Monarch transactions, although the Corporation's net interest income also benefited from one additional day in the second quarter of 2015 and additional net interest income resulting from second quarter 2015 organic loan growth that was partially funded through Federal Home Loan Bank (FHLB) short-term borrowings.
The net interest margin (on a tax-equivalent basis) was 3.59% in the second quarter of 2015, compared to 3.59% in the second quarter of 2014 and 3.55% in the first quarter of 2015. The increase in the net interest margin in the second quarter of 2015, compared to the first quarter of 2015, was partially attributable to the reduction in the Corporation's seasonal municipal deposits that were maintained at the Federal Reserve Bank (FRB) at approximately the same interest yield as the interest rate paid on the deposits, and also due to loan growth. The positive impact on the net interest margin attributable to organic loan growth during the twelve months ended June 30, 2015 was partially offset by a reduction in the average yield on the loan portfolio. The average yield on the loan portfolio was 4.17% in the second quarter of 2015, compared to 4.26% in the second quarter of 2014 and 4.16% in the first quarter of 2015. The average yield of the investment securities portfolio was 2.03% in the second quarter of 2015, compared to 2.13% in the second quarter of 2014 and 1.96% in the first quarter of 2015. Modest changes in the mix of customer deposits and the repricing of matured customer certificates of deposit was offset by the higher cost of $278 million of brokered deposits and other wholesale borrowings acquired in the Lake Michigan transaction. The Corporation's average cost of funds was 0.22% in the second quarter of 2015, compared to 0.27% in the second quarter of 2014 and 0.21% in the first quarter of 2015.
The provision for loan losses was $1.5 million in the second quarter of 2015, unchanged from both the second quarter of 2014 and the first quarter of 2015. The Corporation's quarterly provision for loan losses remained relatively consistent throughout 2014 and the first half of 2015, despite significant organic growth in its loan portfolio, due primarily to a reduction in net loan charge-offs and strong credit quality.
Net loan charge-offs were $1.8 million, or 0.12% of average loans, in the second quarter of 2015, compared to $2.2 million, or 0.18% of average loans, in the second quarter of 2014 and $1.9 million, or 0.14% of average loans, in the first quarter of 2015. The modest reduction in net loan charge-offs in the second quarter of 2015, compared to the second quarter of 2014, was due to the continued improvement in the overall credit quality of the loan portfolio and characteristics of an improving economy in the State of Michigan.

The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $70.9 million at June 30, 2015, compared to $72.7 million at March 31, 2015 and $73.7 million at June 30, 2014. Nonperforming loans comprised 1.01% of total loans at June 30, 2015, compared to 1.28% at March 31, 2015 and 1.51% at June 30, 2014. The decrease in the percentage of nonperforming loans to total loans at June 30, 2015, compared to June 30, 2014, was partially due to $1.58 billion of total loans acquired in the Lake Michigan, Monarch and Northwestern transactions, as these loans are not classified as nonperforming after the acquisition date since they are recorded in loan pools at their net realizable value.
At June 30, 2015, the allowance for loan losses of the originated loan portfolio was $74.9 million, or 1.40% of originated loans, compared to $75.3 million, or 1.49% of originated loans, at March 31, 2015 and $77.3 million, or 1.67% of originated loans, at June 30, 2014. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 106% at June 30, 2015, compared to 103% at March 31, 2015 and 105% at June 30, 2014.
Noninterest income was $20.7 million in the second quarter of 2015, compared to $15.8 million in the second quarter of 2014 and $19.3 million in the first quarter of 2015. Noninterest income in the second quarter of 2015 was higher than the second quarter of 2014, with all major categories of noninterest income higher and largely attributable to incremental revenue due to the Lake Michigan, Monarch and Northwestern transactions. Excluding $0.6 million of gains from the sale of investment securities in the first quarter of 2015, noninterest income in the second quarter of 2015 was $2.0 million higher than the first quarter of 2015, with the increase largely attributable to higher wealth management revenue, overdraft fee income and foreign ATM fee income from the legacy operations of Chemical Bank, as well as partially due to incremental revenue attributable to the Lake Michigan and Monarch transactions.
Operating expenses were $56.8 million in the second quarter of 2015, compared to $42.4 million in the second quarter of 2014 and $51.0 million in the first quarter of 2015. Operating expenses included nonrecurring transaction-related expenses of $3.5 million in the second quarter of 2015, $0.6 million in the second quarter of 2014 and $1.4 million in the first quarter of 2015. Excluding these nonrecurring transaction-related expenses, operating expenses were $53.3 million in the second quarter of 2015, $11.6 million, or 28%, higher than the second quarter of 2014 and $3.7 million, or 7.4%, higher than the first quarter of 2015. The increase in operating expenses in the second quarter of 2015, compared to the second quarter of 2014, was primarily attributable to incremental operating costs associated with the Lake Michigan, Monarch and Northwestern transactions, while the increase in the second quarter of 2015, compared to the first quarter of 2015, was attributable to incremental operating costs associated with the Lake Michigan and Monarch transactions.
The Corporation's efficiency ratio was 60.5% in the second quarter of 2015, 62.4% in the first quarter of 2015 and 60.9% in the second quarter of 2014.
Total assets were $9.02 billion at June 30, 2015, compared to $7.55 billion at March 31, 2015 and $6.23 billion at June 30, 2014. The increase in total assets during the three months ended June 30, 2015 was primarily attributable to the Lake Michigan and Monarch transactions. The increase in total assets during the twelve months ended June 30, 2015 was largely attributable to the Lake Michigan, Monarch and Northwestern transactions, in addition to an organic increase in deposits of $337 million that was used to partially fund loan growth. Interest-bearing balances at the FRB totaled $16 million at June 30, 2015, compared to $239 million at March 31, 2015 and $1.3 million at June 30, 2014. The decline in interest-bearing balances during the second quarter of 2015 was largely attributable to a decline in seasonable municipal deposit accounts. Investment securities were $1.16 billion at June 30, 2015, compared to $1.06 billion at March 31, 2015 and $924 million at June 30, 2014. The increase in investment securities during the twelve months ended June 30, 2015 was due to investment securities acquired in the Lake Michigan and Northwestern transactions.
Total loans were $7.03 billion at June 30, 2015, up $1.33 billion, or 23%, from total loans of $5.70 billion at March 31, 2015 and up $2.14 billion, or 44%, from total loans of $4.90 billion at June 30, 2014. The increase in loans during the three months ended June 30, 2015 was attributable to $1.11 billion of loans acquired in the Lake Michigan and Monarch transactions and $224 million of organic loan growth. The increase in loans during the twelve months ended June 30, 2015 was attributable to $1.58 billion of loans acquired in the three acquisitions and $553 million of organic loan growth.

Total deposits were $7.29 billion at June 30, 2015, compared to $6.32 billion at March 31, 2015 and $5.09 billion at June 30, 2014. Short-term borrowings were $532 million at June 30, 2015, compared to $372 million at March 31, 2015 and $305 million at June 30, 2014. Other borrowings were $148 million at June 30, 2015. The Corporation had no other borrowings at March 31, 2015 and June 30, 2014. The increase in total deposits and other borrowings during the twelve months ended June 30, 2015 was largely attributable to the acquisitions of Lake Michigan, Monarch and Northwestern. The Corporation acquired $1.86 billion in deposits and $163 million in combined borrowings as of the respective acquisition dates for these transactions.
At June 30, 2015, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 7.8% and 11.6%, respectively, compared to 8.4% and 13.0%, respectively, at March 31, 2015 and 11.0% and 15.3%, respectively, at June 30, 2014. The decreases in the Corporation's capital ratios at June 30, 2015, compared to March 31, 2015 and June 30, 2014, were attributable to the three acquisitions. At June 30, 2015, the Corporation's book value was $25.74 per share, compared to $24.68 per share at March 31, 2015 and $24.22 per share at June 30, 2014. At June 30, 2015, the Corporation's tangible book value was $17.87 per share, compared to $18.95 per share at March 31, 2015 and $20.42 per share at June 30, 2014. The decrease in the Corporation's tangible book value per share during the second quarter of 2015 was due to the Lake Michigan transaction, which reduced the Corporation's tangible book value by $1.58 per share.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to assets ratio, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding nonrecurring transaction-related expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition.
Chemical Financial Corporation will host a conference call to discuss its second quarter 2015 operating results on Wednesday, July 22, 2015 at 10:00 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-600-4862 and entering 7353331 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary banks, Chemical Bank, The Bank of Holland and The Bank of Northern Michigan, with 187 banking offices spread over 47 counties in Michigan. At June 30, 2015, the Corporation had total assets of $9.0 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "look forward," "opinion," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release may also contain forward-looking statements regarding the Corporation's outlook or expectations with respect to its recently completed acquisition of Lake Michigan, the expected costs to be incurred in connection with the acquisition, Lake Michigan's future performance and consequences of its integration into the Corporation and the impact of the transaction on the Corporation’s future performance.
Risk factors relating to this transaction and the integration of Lake Michigan into the Corporation after closing include, without limitation:

•
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Lake Michigan's business and operations into the Corporation, which will include conversion of operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Lake Michigan's or the Corporation's existing businesses.

•
The Corporation's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, the Corporation may incur more credit losses from Lake Michigan's loan portfolio than expected and deposit attrition may be greater than expected.

In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$167,054	$121,796	$144,892	$139,023
Interest-bearing deposits with the Federal Reserve Bank and other banks	47,980	272,142	38,128	1,271
Total cash and cash equivalents	215,034	393,938	183,020	140,294
Investment securities:
Available-for-sale	685,706	680,644	748,864	615,975
Held-to-maturity	469,837	381,450	316,413	308,130
Total investment securities	1,155,543	1,062,094	1,065,277	924,105
Loans held-for-sale	7,798	9,675	9,128	6,329
Loans:
Commercial	1,754,873	1,356,169	1,354,881	1,212,383
Commercial real estate	2,243,513	1,616,923	1,557,648	1,298,365
Real estate construction and land development	112,312	108,839	171,495	112,124
Residential mortgage	1,310,167	1,117,445	1,110,390	970,397
Consumer installment and home equity	1,613,878	1,503,498	1,493,816	1,305,535
Total loans	7,034,743	5,702,874	5,688,230	4,898,804
Allowance for loan losses	(74,941)	(75,256)	(75,683)	(77,793)
Net loans	6,959,802	5,627,618	5,612,547	4,821,011
Premises and equipment	111,968	96,486	97,496	74,291
Goodwill	285,512	180,128	180,128	120,164
Other intangible assets	41,201	31,655	33,080	12,454
Interest receivable and other assets	243,867	150,041	141,467	133,327
Total Assets	$9,020,725	$7,551,635	$7,322,143	$6,231,975
Liabilities
Deposits:
Noninterest-bearing	$1,860,863	$1,614,319	$1,591,661	$1,283,439
Interest-bearing	5,432,116	4,706,034	4,487,310	3,809,474
Total deposits	7,292,979	6,320,353	6,078,971	5,092,913
Interest payable and other liabilities	66,174	48,545	56,572	40,142
Short-term borrowings	532,291	372,236	389,467	305,422
Other borrowings	148,490	—	—	—
Total liabilities	8,039,934	6,741,134	6,525,010	5,438,477
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	38,110	32,847	32,774	32,760
Additional paid-in capital	722,329	565,851	565,166	563,393
Retained earnings	251,456	241,582	231,646	215,333
Accumulated other comprehensive loss	(31,104)	(29,779)	(32,453)	(17,988)
Total shareholders' equity	980,791	810,501	797,133	793,498
Total Liabilities and Shareholders' Equity	$9,020,725	$7,551,635	$7,322,143	$6,231,975

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$64,613	$50,751	$122,710	$99,946
Interest on investment securities:
Taxable	2,202	2,248	4,509	4,631
Tax-exempt	2,185	1,671	4,091	3,375
Dividends on nonmarketable equity securities	551	411	749	649
Interest on deposits with the Federal Reserve Bank and other banks	128	99	250	224
Total interest income	69,679	55,180	132,309	108,825
Interest Expense
Interest on deposits	3,630	3,626	6,982	7,371
Interest on short-term borrowings	101	94	199	215
Interest on other borrowings	213	—	213	—
Total interest expense	3,944	3,720	7,394	7,586
Net Interest Income	65,735	51,460	124,915	101,239
Provision for loan losses	1,500	1,500	3,000	3,100
Net interest income after provision for loan losses	64,235	49,960	121,915	98,139
Noninterest Income
Service charges and fees on deposit accounts	6,445	5,486	12,361	10,416
Wealth management revenue	5,605	3,958	10,676	7,589
Other charges and fees for customer services	6,516	4,682	12,506	8,876
Mortgage banking revenue	1,688	1,491	3,091	2,285
Gain on sale of investment securities	28	—	607	—
Other	392	184	708	351
Total noninterest income	20,674	15,801	39,949	29,517
Operating Expenses
Salaries, wages and employee benefits	31,711	24,860	60,964	49,044
Occupancy	4,386	3,638	8,812	8,012
Equipment and software	4,480	3,413	8,878	6,874
Acquisition-related transaction expenses	3,457	647	4,819	970
Other	12,751	9,867	24,332	19,707
Total operating expenses	56,785	42,425	107,805	84,607
Income before income taxes	28,124	23,336	54,059	43,049
Federal income tax expense	9,100	7,100	17,200	13,000
Net Income	$19,024	$16,236	$36,859	$30,049
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	35,162	30,068	33,992	29,947
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	35,397	30,279	34,227	30,159
Basic earnings per share	$0.54	$0.54	$1.08	$1.00
Diluted earnings per share	0.54	0.54	1.08	1.00

Cash Dividends Declared Per Common Share	0.24	0.23	0.48	0.46

Key Ratios (annualized where applicable):
Return on average assets	0.94%	1.04%	0.96%	0.97%
Return on average shareholders' equity	8.6%	9.1%	8.8%	8.6%
Net interest margin	3.59%	3.59%	3.57%	3.56%
Efficiency ratio	60.5%	60.9%	61.4%	62.6%

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Average Balances
Total assets	$8,117,138	$7,401,258	$7,007,879	$6,412,460	$6,253,574	$6,210,569
Total interest-earning assets	7,534,733	6,920,734	6,558,147	6,046,991	5,907,549	5,860,429
Total loans	6,262,072	5,696,961	5,418,743	4,962,948	4,824,299	4,692,430
Total deposits	6,709,428	6,204,095	5,808,187	5,249,317	5,151,581	5,142,276
Total interest-bearing liabilities	5,442,676	4,959,123	4,632,769	4,237,626	4,250,158	4,276,677
Total shareholders' equity	884,863	801,438	804,328	794,711	714,355	701,878
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%
Efficiency ratio	60.5%	62.4%	62.2%	59.2%	60.9%	64.5%
Return on average assets	0.94%	0.98%	0.87%	1.04%	1.04%	0.90%
Return on average shareholders' equity	8.6%	9.0%	7.5%	8.4%	9.1%	8.0%
Average shareholders' equity as a percent of average assets	10.9%	10.8%	11.5%	12.4%	11.4%	11.3%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	7.8%	8.4%	8.4%	10.5%	11.0%	9.3%
Total risk-based capital ratio	11.6%	13.0%	12.4%	15.0%	15.3%	13.8%

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Credit Quality Statistics
Originated loans	$5,351,011	$5,048,662	$4,990,067	$4,777,614	$4,624,409	$4,464,465
Acquired loans	1,683,732	654,212	698,163	263,306	274,395	288,824
Nonperforming assets:
Nonperforming loans (NPLs)	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate/repossessed assets (ORE)	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	85,103	87,485	85,389	81,096	84,127	86,600
Performing troubled debt restructurings	45,808	45,981	45,664	44,588	44,133	41,823
Allowance for loan losses - originated as a percent of:
Total originated loans	1.40%	1.49%	1.51%	1.60%	1.67%	1.75%
Nonperforming loans	106%	103%	106%	108%	105%	102%
NPLs as a percent of total loans	1.01%	1.28%	1.25%	1.40%	1.51%	1.61%
Nonperforming assets as a percent of:
Total loans plus ORE	1.21%	1.53%	1.50%	1.61%	1.71%	1.82%
Total assets	0.94%	1.16%	1.17%	1.23%	1.35%	1.37%
Net loan charge-offs (year-to-date)	$3,742	$1,927	$9,489	$6,666	$4,379	$2,199
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.13%	0.14%	0.19%	0.18%	0.18%	0.19%

	June 30, 2015	March 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
Additional Data - Intangibles
Goodwill	$285,512	$180,128	$180,128	$120,164	$120,164	$120,164
Core deposit intangibles (CDI)	28,353	20,072	20,863	8,665	9,110	9,556
Mortgage servicing rights (MSR)	12,307	11,583	12,217	3,293	3,344	3,316
Noncompete agreements	541	—	—	—	—	—
Amortization of CDI and noncompete agreements (during quarter ended)	987	791	693	445	446	445

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$6,272,814	$65,227	4.17%	$4,830,341	$51,284	4.26%
Taxable investment securities	698,521	2,202	1.26	651,685	2,248	1.38
Tax-exempt investment securities	396,295	3,361	3.39	253,468	2,576	4.07
Other interest-earning assets	34,269	551	6.45	25,572	411	6.45
Interest-bearing deposits with the Federal Reserve Bank and other banks	132,834	128	0.39	146,483	99	0.27
Total interest-earning assets	7,534,733	71,469	3.80	5,907,549	56,618	3.84
Less: allowance for loan losses	75,079			78,626
Other assets:
Cash and cash due from banks	148,950			116,390
Premises and equipment	103,907			74,353
Interest receivable and other assets	404,627			233,908
Total assets	$8,117,138			$6,253,574
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,539,348	$291	0.08%	$1,149,063	$273	0.10%
Savings deposits	1,951,477	360	0.07	1,416,961	315	0.09
Time deposits	1,490,753	2,979	0.80	1,336,551	3,038	0.91
Short-term borrowings	398,197	101	0.10	347,583	94	0.11
Other borrowings	62,901	213	1.36	—	—	—
Total interest-bearing liabilities	5,442,676	3,944	0.29	4,250,158	3,720	0.35
Noninterest-bearing deposits	1,727,850	—	—	1,249,006	—	—
Total deposits and borrowed funds	7,170,526	3,944	0.22	5,499,164	3,720	0.27
Interest payable and other liabilities	61,749			40,055
Shareholders' equity	884,863			714,355
Total liabilities and shareholders' equity	$8,117,138			$6,253,574
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.51%			3.49%
Net Interest Income (FTE)		$67,525			$52,898
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.59%			3.59%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$5,990,999	$123,887	4.16%	$4,763,748	$101,028	4.27%
Taxable investment securities	716,606	4,509	1.26	671,662	4,631	1.38
Tax-exempt investment securities	364,264	6,293	3.46	255,310	5,191	4.07
Other interest-earning assets	31,867	749	4.74	25,572	649	5.12
Interest-bearing deposits with the Federal Reserve Bank and other banks	125,694	250	0.40	167,827	224	0.27
Total interest-earning assets	7,229,430	135,688	3.78	5,884,119	111,723	3.82
Less: allowance for loan losses	75,477			78,972
Other assets:
Cash and cash due from banks	143,658			118,269
Premises and equipment	100,525			74,557
Interest receivable and other assets	363,040			234,217
Total assets	$7,761,176			$6,232,190
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,523,240	$615	0.08%	$1,180,623	$560	0.10%
Savings deposits	1,864,891	730	0.08	1,416,045	630	0.09
Time deposits	1,412,162	5,637	0.80	1,328,878	6,181	0.94
Short-term borrowings	370,317	199	0.11	337,798	215	0.13
Other borrowings	31,624	213	1.36	—	—	—
Total interest-bearing liabilities	5,202,234	7,394	0.29	4,263,344	7,586	0.36
Noninterest-bearing deposits	1,657,864	—	—	1,221,408	—	—
Total deposits and borrowed funds	6,860,098	7,394	0.22	5,484,752	7,586	0.28
Interest payable and other liabilities	57,697			39,287
Shareholders' equity	843,381			708,151
Total liabilities and shareholders' equity	$7,761,176			$6,232,190
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.49%			3.46%
Net Interest Income (FTE)		$128,294			$104,137
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.57%			3.56%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	June 30, 2015	March 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$17,260	$18,904	$16,418	$18,213	$18,773	$18,251
Commercial real estate	25,287	24,766	24,966	23,858	25,361	27,568
Real estate construction	247	663	162	162	160	160
Land development	255	290	225	1,467	2,184	2,267
Residential mortgage	6,004	6,514	6,706	6,693	6,325	6,589
Consumer installment	393	433	500	527	536	806
Home equity	1,769	1,870	1,667	2,116	2,296	2,046
Total nonaccrual loans	51,215	53,440	50,644	53,036	55,635	57,687
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	711	52	170	16	15	43
Commercial real estate	56	148	—	87	69	730
Real estate construction	—	—	—	—	—	—
Land development	—	—	—	—	—	—
Residential mortgage	424	172	557	380	376	—
Consumer installment	—	—	—	—	—	—
Home equity	588	429	1,346	1,779	1,075	622
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,779	801	2,073	2,262	1,535	1,395
Nonperforming troubled debt restructurings:
Commercial loan portfolio	14,547	15,810	15,271	11,797	11,049	11,218
Consumer loan portfolio	3,365	2,690	3,196	3,647	5,516	6,244
Total nonperforming troubled debt restructurings	17,912	18,500	18,467	15,444	16,565	17,462
Total nonperforming loans	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate and repossessed assets	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	$85,103	$87,485	$85,389	$81,096	$84,127	$86,600

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	Six Months Ended
							June 30, 2015	June 30, 2014
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$75,256	$75,183	$76,506	$77,293	$77,973	$78,572	$75,183	$78,572
Provision for loan losses	1,500	2,000	1,500	1,500	1,500	1,600	3,500	3,100
Net loan (charge-offs) recoveries:
Commercial	(36)	(424)	(932)	(535)	(569)	(233)	(460)	(802)
Commercial real estate	(581)	(415)	(620)	(412)	(783)	(241)	(996)	(1,024)
Real estate construction	(49)	(80)	—	(13)	—	(100)	(129)	(100)
Land development	—	(11)	363	16	127	142	(11)	269
Residential mortgage	(661)	(492)	(277)	(304)	(341)	(704)	(1,153)	(1,045)
Consumer installment	(590)	(649)	(813)	(689)	(612)	(801)	(1,239)	(1,413)
Home equity	102	144	(544)	(350)	(2)	(262)	246	(264)
Net loan charge-offs	(1,815)	(1,927)	(2,823)	(2,287)	(2,180)	(2,199)	(3,742)	(4,379)
Allowance for loan losses - end of period	74,941	75,256	75,183	76,506	77,293	77,973	74,941	77,293
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	500	500	500	500	500	500	500
Provision for loan losses	—	(500)	—	—	—	—	(500)	—
Allowance for loan losses - end of period	—	—	500	500	500	500	—	500
Total allowance for loan losses	$74,941	$75,256	$75,683	$77,006	$77,793	$78,473	$74,941	$77,793
Net loan charge-offs as a percent of average loans	0.12%	0.14%	0.21%	0.18%	0.18%	0.19%	0.13%	0.18%

Chemical Financial Corporation Announces 2015 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$69,679	$62,630	$61,807	$56,629	$55,180	$53,645
Interest expense	3,944	3,450	3,563	3,561	3,720	3,866
Net interest income	65,735	59,180	58,244	53,068	51,460	49,779
Provision for loan losses	1,500	1,500	1,500	1,500	1,500	1,600
Net interest income after provision for loan losses	64,235	57,680	56,744	51,568	49,960	48,179
Noninterest income	20,674	19,275	18,227	15,351	15,801	13,716
Operating expenses	53,328	49,658	48,477	41,423	41,778	41,859
Acquisition-related transaction expenses	3,457	1,362	4,139	1,279	647	323
Income before income taxes	28,124	25,935	22,355	24,217	23,336	19,713
Federal income tax expense	9,100	8,100	7,050	7,450	7,100	5,900
Net income	$19,024	$17,835	$15,305	$16,767	$16,236	$13,813
Net interest margin	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%

Per Common Share Data
Net income:
Basic	$0.54	$0.54	$0.47	$0.51	$0.54	$0.46
Diluted	0.54	0.54	0.46	0.51	0.54	0.46
Diluted, excluding acquisition-related transaction expenses	0.61	0.57	0.56	0.53	0.55	0.47
Cash dividends declared	0.24	0.24	0.24	0.24	0.23	0.23
Book value - period-end	25.74	24.68	24.32	24.47	24.22	23.63
Tangible book value - period-end	17.87	18.95	18.57	20.68	20.42	19.44
Market value - period-end	33.06	31.36	30.64	26.89	28.08	32.45